Exhibit 10.1

AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 7 (this “Amendment”), dated as of August 20, 2026, to the Investment Management Trust Agreement (as defined below) is made by and between Technology & Telecommunication Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of January 14, 2022 (as amended on by Amendment No. 1, Amendment No.2, Amendment No.3, Amendment No. 4 Amendment No. 5, and Amendment No. 6 thereto, the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at an Extraordinary General Meeting of the Company held on August 20, 2026 (the “Extraordinary General Meeting”), the Company’s shareholders approved a proposal to amend the Company’s amended and restated articles of association (the “A&R COI”) and the Trust Agreement giving the Company the right to extend the date by which it has to consummate a business combination by six (6) months from August 20, 2026 until February 20, 2027 (i.e., for up to a period of time ending sixty-one (61) months after the consummation of its initial public offering); and

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the board of directors (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by (A) the date that is 55 months after the closing of the IPO (“Closing”), or (B) if the President, Chief Executive Officer or Chairman of the Board extends the time to complete a Business Combination by six (6) months, the date that is 61 months after the Closing; but if the Company has not completed a Business Combination within the applicable monthly anniversary of the Closing (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Shareholders of record as of the Last Date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i) the Trustee shall keep the Trust Account open until three (3) months following the date the Property has been distributed to the Public Shareholders.

3. Amendments to Definitions. (i) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement. The following defined term in the Trust Agreement shall be amended and restated in their entirety:

“Trust Agreement” shall mean that certain Investment Management Trust Agreement, dated January 14, 2022, by and between Technology & Telecommunication Acquisition Corporation and Continental Stock Transfer & Trust Company, as amended from time to time.”

4. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

6. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

7. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

By:	/s/ TeK Che Ng
Name:	Tek Che Ng
Title:	Chief Executive Officer

[Signature Page to Proposed Amendment to IMTA]

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